                                                                   EXHIBIT 99(a)

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE THEREOF (THE "SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT 1933 AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. PRIOR TO THE FIRST ANNIVERSARY OF THE ISSUANCE OF THIS WARRANT CERTIFICATE, THESE WARRANTS MAY ONLY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE TRANSFERRED (1) TO THE COMPANY, (2) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S (RULES 901 THROUGH 905) UNDER THE SECURITIES ACT, OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH THE TERMS HEREIN. HEDGING TRANSACTIONS INVOLVING THE WARRANTS OR THE COMMON STOCK OF THE COMPANY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.


                       Initial Issuance on April 28, 2000
             Void after 5:00 p.m. New York Time, on April 28, 2005.

                        WARRANT TO PURCHASE COMMON STOCK

                               VIEWCAST.COM, INC.

         THIS IS TO CERTIFY THAT, for value received, RP&C INTERNATIONAL (GUERNSEY) LIMITED or its registered assigns pursuant to Section 4 hereof (the "Holder" or "Holders"), is entitled to purchase, subject to the provisions of this Warrant, from VIEWCAST.COM, INC., a Delaware corporation (the "Company"), eighty-nine thousand (89,000) fully paid, validly issued and non-assessable shares of the Company's Common Stock, par value $.0001 per share ("Common Stock"), at the exercise price of U.S.$5.00 per share until 5:00 p.m. New York time April 28, 2005 (the "Expiration Date"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock shall be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares," and the exercise price of a share of Common Stock as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

         1. Exercise of Warrant; Notification of Expiration Date of Warrant. The Warrant may be exercised, in whole or in part, at any time or from time to time after 5:00 p.m. New York time April 28, 2001 until 5:00 p.m. New York time on the Expiration Date; provided, however, that if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. The Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its


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stock transfer agent, if any, with the Purchase Form annexed hereto duly executed (with signature guaranteed if required by the Company or its stock transfer agent) and accompanied either by payment of the purchase price for the number of Warrant Shares specified in such form or an election by the Holder to exercise a Cashless Exercise (hereinafter defined). The purchase price for any Warrant Shares purchased pursuant to the exercise of this Warrant shall be paid in full upon such exercise in cash or by certified or bank cheque in an amount equal to the Exercise Price multiplied by the number of Warrant Shares being acquired. In the alternative, the Holder may elect (a "Cashless Exercise") to reduce the number of Warrant Shares to be obtained upon such exercise of this Warrant so as to yield a number of Warrant Shares equal to the product of (i) the number of Warrant Shares issuable as of the Exercise Date upon the exercise of such Warrant (if payment of the Exercise Price were being made in cash) and
(ii) the Cashless Exercise Ratio.

         For purposes of this Agreement, "Cashless Exercise Ratio" means a fraction, the numerator of which is the Current Market Value per share of Common Stock on the first business day preceding the date on which the Purchase Form is executed (the "Exercise Date") reduced by the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Value per share of the Common Stock on the Exercise Date. With respect to determining the Cashless Exercise Ratio, the "Current Market Value" per share of the Common Stock shall be determined as follows: (a) if the Common Stock is listed on NASDAQ or an Alternative Exchange (as defined in the Trust Indenture dated as of April 28, 2000 between the Company and HSBC Bank USA, as Trustee (the "Indenture")), the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the first business day preceding the Exercise Date of this Warrant, or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system;
(b) if the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the first business day preceding the Exercise Date of this Warrant; or (c) if the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the Exercise Date of this Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         As soon as practicable after each such exercise of this Warrant, but not later than three (3) business days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or the Holder's designee. If the Warrant should be exercised in part only, the Company shall, upon surrender of the Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. In the event of a cash exercise, upon receipt by the Company of the Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, together with the exercise price thereof in cash or certified or bank cheque and the investment letter described below, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable

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upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder. In order to assure the availability of an exemption from registration under the federal or applicable state securities laws, the Company may condition the exercise of the Warrant upon the Holder delivering to the Company an investment letter in the form as customarily used by the Company from time to time in connection with the exercise of non-registered options and warrants that are issued by the Company.

         The Company will pay all documentary stamp taxes, if any, attributable to the issuance and delivery of the Warrant Shares upon the exercise of the Warrants; provided, however, that the Company shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any Warrant or any Warrant Shares in any name other than that of the Holder, which transfer taxes shall be paid by the Holder.

         2. Reservation of Shares. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise hereof. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such exercise, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. The Company shall also cause such shares to be listed on NASDAQ or an Alternative Exchange subject to notice of issuance and to maintain the listing of its Common Stock on NASDAQ or an Alternative Exchange.

         3. Elimination of Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall round any fractional interest to the nearest whole number of shares.

         4.  Exchange, Transfer, Assignment or Loss of Warrant.

         (a) Subject to Section 9 hereof, the Holder may transfer or assign the Warrant, in whole or in part and from time to time to: (i) any corporation, partnership, joint venture or other entity which is a successor by merger or consolidation to RP&C International (Guernsey) Limited, RP&C International, Inc., RP&C International Limited (collectively, the "Permitted Transferees");
(ii) any purchaser of substantially all of the assets of any of the Permitted Transferees; (iii) any officer, director, employee or agent of any of the Permitted Transferees; (iv) any of the stockholders of any of the Permitted Transferees, or the stockholders or partners of their respective transferees in the event of the liquidation, dissolution or winding-up of any Permitted Transferee; or (v) the respective nominees of any of the foregoing parties.

         (b) The Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any,

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for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.

         (c) This Warrant may be divided by or combined with other Warrants that carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued, which notice shall be signed by the Holder hereof.

         (d) Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed (with signature guaranteed, which may be provided by a commercial bank or trust company, a broker or dealer which is a member of the National Association of Securities Dealers, Inc., or by a member of a United States national securities exchange, The Securities and Futures Authority Limited or the London Stock Exchange, if required by the Company or its stock transfer agent) and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment, and this Warrant shall promptly be canceled.

         (e) Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of loss, theft or destruction, of reasonable satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor, date and amount. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not the original Warrant shall be at any time enforceable by anyone.

         (f) Notwithstanding anything in this Warrant to the contrary, neither this Warrant nor any of the shares of Common Stock issuable upon exercise of the Warrants shall be transferable, except upon compliance by the Holder with any applicable provisions of the Securities Act and any applicable securities laws of any state of the United States.

         (g) The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged.

         5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         6. Adjustment of Exercise Price and Number of Warrant Shares. So long as this Warrant shall be outstanding, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise hereof shall be subject to adjustment from time to time in the event that there occurs an adjustment to the Conversion Price of the Company's 7% Senior Convertible


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Debentures Due 2004 issued by the Company on April 28, 2000, with the adjustment provisions of the Trust Indenture dated as of April 28, 2000 between the Company and HSBC Bank USA, as Trustee (the "Indenture"), applying mutatis mutandis to this Warrant. Such adjustments to the Exercise Price shall include, without limitation, any 5% reductions arising as a result of the Company failing to comply with its requirements to timely file a Registration Statement as provided in the Indenture. Whether or not any of the Debentures remain outstanding, the Exercise Price shall continue to be adjusted from time to time in accordance with the provisions of the Indenture as though the Indenture is in full force and effect at the time of such adjustment.

         7. Notices to Warrant Holders. So long as this Warrant shall be outstanding, (a) if the Company shall pay any dividend or make any distribution upon the Common Stock payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any shares of any class or any other rights, or (c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or exchange of all or substantially all of the property and assets of the Company in one transaction or as a part of a series of related transactions, or voluntary or involuntary dissolution, liquidation or winding-up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least twenty (20) days prior to the date specified in clause (i) or clause (ii) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding-up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding-up.

         8.  Reclassification, Reorganization or Merger.

         (a) If the shares of Common Stock issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes or series of capital stock of the Company, whether by recapitalization, reclassification or otherwise (other than pursuant to a merger, consolidation, share exchange, or sale, lease, exchange or transfer of property and assets described in paragraph (b) below), then, and in each such event, the holder hereof shall have the right thereafter to exercise this Warrant with respect to the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of the Common Stock with respect to which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or other change. No adjustments or provision for adjustments shall be made with respect to the Exercise Price as a result of any of the events described in this paragraph (a). The provisions of this paragraph (a) shall apply similarly to any successive event of a type described in this paragraph.


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         (b) If, at any time or from time to time, the Company shall be a party to a merger or consolidation of the Company with or into another person, then, as a condition to the consummation of such transaction, adequate provision shall be made so that the holder shall thereafter be entitled to purchase upon exercise of this Warrant (x) the number of shares of capital stock or other securities or property of the Company, or of the successor corporation, resulting from such merger or consolidation, that would have been received by such holder had this Warrant been exercised with respect to such shares of Common Stock immediately prior to the consummation of such transaction multiplied by (y) the number of shares of Common Stock with respect to which this Warrant could have been exercised immediately prior to the consummation of such transaction. Except as provided in Section 6, no adjustments or provision for adjustments shall be made with respect to the Exercise Price as a result of any of the events described in this paragraph (b). The provisions of this paragraph (b) shall apply similarly to any successive event of a type described in this paragraph.

         9. Securities Law Compliance. The Warrants and the Warrant Shares have not been registered under the Securities Act or any other federal or state securities or blue sky laws. Neither the Warrant nor the Warrant Shares may be resold, pledged or transferred except (a) to the Company, (b) pursuant to offers or sales that occur outside the United States in a transaction meeting the requirements of Regulation S (Rules 901 through 905) under the Securities Act,
(c) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 (if applicable) under the Securities Act,
(d) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or (e) as to non-affiliates of the Company, after satisfaction of the holding period specified in Rule 144(k) of the Securities Act. Any certificate for the Warrant Shares shall bear a restrictive legend describing the foregoing restrictions.

         10. Registration Rights. The Warrant Shares shall be covered by and entitled to the benefits of the Registration Agreement that will be filed by the Company pursuant to the terms of the Indenture. In that regard, the Company agrees as follows:

         (a)      Shelf Registration.

                  (i) On or before August 28, 2000, the Company shall, at its cost, prepare, file and use all commercially reasonable efforts to cause to be declared effective with the Securities and Exchange Commission (the "Commission") a registration statement on the appropriate form (the "Shelf Registration Statement") covering the offer and sale of the Warrant Shares by the Holder thereof from time to time (hereinafter, the "Shelf Registration").

                  (ii) Until such time as (A) all Warrants have been exercised or are no longer outstanding and all Warrant Shares have been resold by the Holders thereof pursuant to the Shelf Registration Statement or (B) the Warrants and Warrant Shares are no longer "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act of 1933, as amended (the "Securities Act"),


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


the Company shall use all commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the prospectus forming a part thereof to be usable by the Holders from the date the Shelf Registration Statement is declared effective by the Commission (such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used all commercially reasonable efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in a Holder not being able to offer and sell such Restricted Securities during that period, unless (1) such action is required by applicable law or (2) upon the occurrence of any event that requires the Company to make changes in any registration statement or the prospectus in order that such registration statement or prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading, such action is taken by the Company in good faith and for valid business reasons and the Company thereafter promptly complies with the requirements of Section 10(b)(viii) below if the Company has determined in good faith that there are no material legal or commercial impediments in so doing.

                  (iii) Notwithstanding any other provision of this Agreement to the contrary, the Company shall cause (A) the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder, (B) the Shelf Registration Statement and any amendment thereto not to contain, when it becomes effective, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) any prospectus forming a part of the Shelf Registration Statement, and any amendment or supplement to such prospectus, not to contain, as of the date of such prospectus or amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Registration Procedures. In connection with any registration under the Securities Act contemplated by Section 10(a) hereof, the following provisions shall apply during the Shelf Registration Period:

                  (i)      The Company shall:

                           (A) prepare and file with the Commission a
registration statement with respect to such securities, and use all commercially reasonable efforts to cause such registration statement to become and remain effective for the period specified in Section 10(a); and

                           (B) furnish, without charge, to the Holders (if so
requested by them) a copy of each such registration statement and each amendment thereto and each amendment or supplement, if any, to the prospectus included therein and, in the event that the Holders are selling pursuant to such registration statement, shall use all commercially reasonable efforts to reflect in each


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


such document, when so filed with the Commission, such comments as such Holders, may reasonably propose.

                  (ii) The Company shall give written notice, in accordance with
Section 17 of this Agreement, to the Holders:

                           (A) when each registration statement or any amendment
thereto has been filed with the Commission and when each registration statement or any post-effective amendment thereto has become effective;

                           (B) of any request by the Commission for amendments
or supplements to any registration statement or the prospectus included therein or for additional information;

                           (C) of the issuance by the Commission of any stop
order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

                           (D) of the receipt by the Company or its legal
counsel of any notification with respect to the suspension of the qualification of the Restricted Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (E) of the happening of any event that requires the
Company to make changes in any registration statement or the prospectus in order that such registration statement or prospectus does not contain an untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances in which they were made) not misleading.

                  (iii) The Company shall use all commercially reasonable efforts to obtain the withdrawal as soon as practicable, of any order suspending the effectiveness of any registration statement.

                  (iv) The Company shall furnish to each Holder of Restricted Securities included within the coverage of any registration statement, if the Holder so requests in writing, without charge, one copy of the registration statement and any post-effective amendment thereto, including financial statements and schedules and, if the Holder so requests in writing, all exhibits thereto (other than those, if any, incorporated by reference therein).

                  (v) The Company shall, during the Shelf Registration Period, deliver to each Holder of Restricted Securities included within the coverage of any registration statement, without charge, as many copies of the prospectus (including each preliminary prospectus) included in the registration statement and any amendment or supplement thereto as such person may reasonably request.


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


                  (vi) Prior to any public offering, if any, of Restricted Securities pursuant to any registration statement, the Company shall register or qualify such Restricted Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any such Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Restricted Securities covered by the registration statement, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then otherwise required to be so qualified, (B) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject or (C) make any changes to its certificate of incorporation or by-laws or any agreement between it and its stockholders.

                  (vii) The Company shall cooperate with the Holders of the Restricted Securities to facilitate the timely preparation and delivery of certificates representing the Restricted Securities to be sold pursuant to any registration statement free of any restrictive legends and in such denominations and registered in such names as the Holders may reasonably request in writing at least two Business Days prior to the closing of any sale of the registrable securities.

                  (viii) Upon the occurrence of any event contemplated by paragraphs (B) through (E) of Section 10(b)(ii) above during the Shelf Registration Period, the Company shall use all commercially reasonable efforts to prepare and file as promptly as practicable a post-effective amendment to the registration statement or an amendment or supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ix) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to any registration of securities pursuant to the Securities Act and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of a 12-month period (ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of each registration statement, which statement shall cover such 12-month period.

                  (x) The Company will use all commercially reasonable efforts to cause the Common Stock to be listed on the NASDAQ National Market or any Alternative Exchange as more fully provided for in the Trust Indenture.

         (c) Registration Expenses. The Company shall bear all fees and expenses (including filing fees) incurred in connection with the performance of its obligations under Sections 10(a) and 10(b) hereof,


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


whether or not a registration statement is filed or becomes effective, and shall reimburse the Holders for the reasonable fees and expenses of Designated Counsel to the Holders.

         (d)      Indemnification and Contribution.

                  (i) In the event of a registration of any of the Restricted Securities under the Securities Act pursuant to Section 10(a), the Company will indemnify and hold harmless each Holder of such Restricted Securities thereunder, and each other person, if any, who controls such selling Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such selling Holder or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Securities were registered under the Securities Act pursuant to
Section 10(a), any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Holder expressly for use therein.

                  (ii) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 10(d) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10(d) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10(d) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

         (e) Successor. If the Company consolidates or merges into or with, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or a majority of its assets to any person or group, or any person or group consolidates with, or merges into or with, the Company, each holder of Restricted Securities shall, as a condition to the relevant transaction involving such person, group or successor in business, be granted by such person, group or successor in business, equivalent registration rights to the registration rights granted hereunder.

         (f) Rule 144. So long as any Restricted Security is outstanding, the Company shall use all commercially reasonable efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Restricted Securities, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. The Company covenants that, if in the event the Company is no longer subject to Sections 13 or 15(d) of the Exchange Act, it will take such further action as any Holder of Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. The Company will provide a copy of this Agreement to prospective purchasers of Restricted Securities identified to the Company by any holder upon request.

         11. Amendments. Neither the Warrant nor any term hereof may be changed, waived, discharged or terminated without the prior written consent of Holder.

         12. No Impairment. The Company will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of any Holder.

         13. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Certificate and any investigation at any time made by or on behalf of any party hereto and the exercise, sale and purchase of the Warrants and the Shares (and any other securities or properties) issuable on exercise hereof.

         14. Remedies. The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms hereof, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         15. Registered Holder. The Company may deem and treat the registered Holder hereof as the absolute owner of this Certificate and the Warrants represented hereby (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise of the Warrants, of any notice, and of any distribution to the Holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         16. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

         17. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed as follows:

         (a) if to Holder, to RP&C International (Guernsey) Limited, Helvetia Court, South Esplanade, St. Peter Port, Guernsey, with a copy to RP&C International Limited, 56 Green Street, London W1Y 3RH England, Attention: David P Quint or at such other address as the Holder shall have furnished to the Company in writing, or

         (b) if to the Company, to ViewCast.com, Inc., 2665 Villa Creek Drive, Suite 200, Dallas, Texas 75234, USA, Attention: Ms. Laurie L. Latham or at such other address as the Company shall have furnished to the Holder in writing.

         IN WITNESS WHEREOF, ViewCast.com, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated as of April 28, 2000                       VIEWCAST.COM


                                                 By:/s/ LAURIE L. LATHAM
                                                   ---------------------
                                                 Name: Laurie L. Latham
                                                 Title: Chief Financial Officer

                                  PURCHASE FORM

         The undersigned hereby irrevocably elects to exercise its rights pursuant to this Warrant to the extent of purchasing _______________ shares of Common Stock of ViewCast.com, Inc. and hereby makes payment of $______, in cash, in payment of the exercise price thereof.

         [The undersigned hereby irrevocably elects to exercise its rights pursuant to this Warrant to the extent of purchasing _______________ shares of Common Stock and hereby authorizes you to deliver such number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock issuable as of the date hereof upon exercise of this Warrant (if payment of the Exercise Price were being made in cash) and (ii) the Cashless Exercise Ratio (as such term is defined in the Warrant.]

                                  -----------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

                                  -----------


Date:




Name:

              (Please type or print in block letters)

Address:

Signature:

                                 ASSIGNMENT FORM


         FOR VALUE RECEIVED, ________________________ hereby sells, assigns and transfers unto

Name:

                    (Please type or print in block letters)

Address:


the right to purchase Common Stock of ViewCast.com, Inc. (the "Company"), represented by this Warrant to the extent of _____________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________________ as Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Date:



Signature: